UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2010

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2010 Annual Meeting of Shareholders (“Annual Meeting”) of Morgan Stanley (the “Company”) held on Tuesday, May 18, 2010, shareholders approved an amendment to the Company’s 2007 Equity Incentive Compensation Plan (the “Plan”) to authorize an additional 38 million shares to be available for issuance as awards under the Plan.

For a description of the terms and conditions of the Plan, as amended and restated as of March 19, 2010, see “Summary of the Plan as Proposed to be Amended” under “Item 4. Company Proposal to Amend 2007 Equity Incentive Compensation Plan” in the proxy statement for the Company’s Annual Meeting, which description is incorporated herein by reference.  The description of the Plan contained in the proxy statement is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as an exhibit to this Form 8-K.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, shareholders voted on proposals to elect directors to the Company’s Board of Directors (the “Board”) and to ratify the appointment of Deloitte & Touche LLP as independent auditor.  The shareholders also voted on Company proposals to implement a non-binding advisory vote on executive compensation matters, to amend the Plan and on shareholder proposals regarding special shareowner meetings, executive equity holdings requirement, independent chair, report on pay disparity and recoupment of management bonuses.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of shareholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal). The shareholders’ vote ratified the appointment of the independent auditor, implemented a non-binding advisory vote on executive compensation matters as disclosed in the Company’s proxy statement and amended the Plan. The shareholder proposals regarding special shareowner meetings, executive equity holdings requirement, independent chair, report on pay disparity and recoupment of management bonuses were not approved.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-vote
Election of Directors
Roy J. Bostock	720,133,584	388,706,212	6,341,745	119,696,153
Erskine B. Bowles	1,080,659,013	27,835,909	6,686,665	119,696,107
Howard J. Davies	1,091,346,439	16,550,050	7,285,088	119,696,117
James P. Gorman	1,093,603,297	17,377,941	4,200,343	119,696,113
James H. Hance, Jr.	1,060,846,104	46,278,563	8,056,911	119,696,116
Nobuyuki Hirano	1,085,603,034	23,588,648	5,989,895	119,696,117
C. Robert Kidder	1,076,622,604	32,057,214	6,501,763	119,696,113
John J. Mack	1,089,045,548	21,260,461	4,875,567	119,696,118
Donald T. Nicolaisen	1,088,882,126	20,187,799	6,111,655	119,696,114
Hutham S. Olayan	1,058,695,368	49,778,703	6,707,513	119,696,115
O. Griffith Sexton	1,095,476,409	14,001,923	5,703,247	119,696,115
Laura D. Tyson	974,960,652	133,752,042	6,468,889	119,696,111
Ratification of Appointment of Independent Auditor	1,219,636,240	11,071,864	4,169,590	*
Approve Compensation of Executives (Non-Binding Advisory Resolution)	1,166,746,552	58,602,997	9,527,928	*
Amend 2007 Equity Incentive Compensation Plan	725,133,250	385,289,064	4,759,206	119,696,174
Shareholder Proposal Regarding Special Shareowner Meetings	354,855,284	752,751,969	7,574,311	119,696,130
Shareholder Proposal Regarding Executive Equity Holdings Requirement	211,227,587	895,758,122	8,195,855	119,696,130

Shareholder Proposal Regarding Independent Chair	300,588,322	807,809,602	6,783,646	119,696,124
Shareholder Proposal Regarding Report on Pay Disparity	55,124,367	990,181,162	69,876,029	119,696,136
Shareholder Proposal Regarding Recoupment of Management Bonuses	332,784,257	773,165,584	9,231,715	119,696,138
     _______________
     *          Not applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.          Description

10.1                      2007 Equity Incentive Compensation Plan, as amended and restated as of March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN STANLEY (Registrant)

By:		/s/ Martin M. Cohen
	Name:	Martin M. Cohen
	Title:	Corporate Secretary

Date: May 19, 2010